UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2014

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 28, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Silver Spring Networks, Inc. (the “Company”) approved certain compensation actions for its executive officers, including Eric P. Dresselhuys, the Company’s Executive Vice President, Global Development, one of its named executive officers, which are required to be disclosed pursuant to this Item. Other compensation actions for Mr. Dresselhuys and the Company’s other named executive officers were made pursuant to previously disclosed plans and are not required to be disclosed under this Item.

Award Pursuant to 2013 Sales Incentive Plan

The Compensation Committee approved a cash incentive payment to Mr. Dresselhuys, under the Company’s 2013 Sales Incentive Compensation Plan (the “2013 Sales Plan”). The 2013 Sales Plan provides guidelines and eligibility for awards in amounts based on individual or sales team achievement of target performance goals, including non-GAAP revenue (billings) and bookings. Awards to participating executive officers under the 2013 Sales Plan were subject to the approval of the Compensation Committee. Under the 2013 Sales Plan, Mr. Dresselhuys was eligible to receive an incentive payment ranging from 50% to 125% of a target amount of $220,000 upon achievement of certain non-GAAP revenue (billings) and bookings performance goals, with each metric assigned a 50% weight. The Committee approved an award of $133,307 under the 2013 Sales Plan.

2014 Sales Incentive Plan

The Compensation Committee also approved the target performance goals for Mr. Dresselhuys under the Company’s 2014 Sales Incentive Plan (the “2014 Sales Plan”). The 2014 Sales Plan provides guidelines and eligibility for awards in amounts based on individual or sales team achievement of target performance goals, including non-GAAP revenue (billings) and bookings. The 2014 Sales Plan covers the 12-month period ending December 31, 2014 (the “Plan Period”). For executive officers participating in the 2014 Sales Plan, the Compensation Committee selects the specific performance goals, and the relative weighting of the performance goals, for the Plan Period, in accordance with the guidelines set forth in the 2014 Sales Plan. The Compensation Committee also establishes minimum thresholds for the performance goals during the Plan Period that must be exceeded before an award is earned by an executive officer. Awards to participating executive officers under the 2014 Sales Plan are subject to the approval of the Compensation Committee.

For 2014, Mr. Dresselhuys will be eligible to receive an incentive payment ranging from 50% to 125% of a target amount of $266,800, upon achievement of certain non-GAAP revenue (billings) and bookings performance goals, with each metric assigned a 50% weight.

Salary Increase

The Compensation Committee also approved an increase in the annual base salary for Mr. Dresselhuys from $330,000 to $400,000. Mr. Dresselhuys’ salary increase is effective April 1, 2014, and reflects his increased responsibility for leading our worldwide sales organization. Mr. Dresselhuys will also be eligible to participate in the Company’s 2014 annual bonus plan in which other eligible employees, including other named executive officers, participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: April 3, 2014	By:	/s/ Richard S. Arnold, Jr.
	Name:	Richard S. Arnold, Jr.
	Title:	General Counsel and Secretary